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                                                                     Exhibit 4.5


                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of May 22, 1998, by and among Security Capital U.S. Realty, a Luxembourg corporation (the "Company"), and Goldman, Sachs & Co. and J.P. Morgan Securities Ltd. (collectively, the "Initial Purchasers") pursuant to the Purchase Agreement, dated as of May 14, 1998 (the "Purchase Agreement"), between the Company and the Initial Purchasers. In addition, it is understood that the Company intends to list the shares of capital stock of the Company, par value $2.00 per share (the "Shares"), on the New York Stock Exchange (the "NYSE") on or prior to December 31, 1998. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

          The Company agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the Holders (as defined below) from time to time of the Registrable Securities (as defined below) (including the Initial Purchasers), as follows:

    1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          Affiliate: "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          Damages Accrual Period:  See Section 2(e) hereof.

          Damages Payment Date: Each of the semi-annual interest payment dates provided in the Indenture, whether or not Liquidated Damages are payable on such date.

          Effectiveness Period: The period commencing with the date hereof and ending on the earliest to occur of (i) two years from the date of the Offering Circular, (ii) the time when there are no outstanding Registrable Securities, or
(iii) the time when all outstanding Registrable Securities may be resold without registration pursuant to Rule 144(k) under the Securities Act.

          Event: See Section 2(e) hereof.

          Event Date: See Section 2(e) hereof.

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          Exchange Act: The United States Securities Exchange Act of 1934, as
amended, and the rules and regulations of the SEC promulgated thereunder.

          Holder: Any Person that is the record owner of Registrable Securities.

          Indenture: The Indenture, dated as of May 22, 1998, between the Company and the Trustee thereunder, together with the First Supplemental Indenture, dated as of May 22, 1998, between the Company and the Trustee thereunder, pursuant to which the Securities are being issued, as amended, modified or supplemented from time to time in accordance with the terms thereof.

          Initial Purchasers: See the first paragraph of this Agreement.

          Liquidated Damages: See Section 2(e) hereof.

          Losses: See Section 6 hereof.

          NYSE: See the first paragraph of this Agreement.

          Person: An individual, partnership, limited liability company, corporation, trust, or unincorporated organization, or government agency or political subdivision thereof.

          Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Purchase Agreement: See the first paragraph of this Agreement.

          Record Holder: With respect to any Damages Payment Date relating to any Security as to which any Liquidated Damages have accrued, the registered Holder of such Security on the record date with respect to the interest payment date under the Indenture on which such Damages Payment Date shall occur.

          Registrable Securities: The Securities and the Shares issuable upon conversion of the Securities until, in the case of any such Securities or Shares, (i) they are effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (ii) they are saleable by the holder thereof pursuant to Rule 144(k) or (iii) they are sold to the public pursuant to Rule 144, and, as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legends with respect to transfer restrictions required under the Indenture (other than any such legends required solely as the consequence of the fact that the Registrable Securities (or the Securities, upon the conversion of which, such Registrable

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Securities were issued or are issuable) are owned by, or were previously owned by, the Company or an Affiliate of the Company) are removed or removable in accordance with the terms of the Indenture.

          Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC: The United States Securities and Exchange Commission or any successor federal agency that administers the Securities Act or Exchange Act.

          Securities Act: The United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          Shares: See the first paragraph of this Agreement.

          Shelf Registration Statement: See Section 2(a) hereof.

          Suspension Period: See Section 2(d)(ii) hereof.

          Trustee: The Trustee under the Indenture.

          Trust Indenture Act: The United States Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the SEC thereunder.

     2.   Registration.

          (a) Upon the listing of the Shares on the NYSE, the Company will use its best efforts to prepare and file with, and have declared effective by, the SEC three Registration Statements (as described below) with respect to the Registrable Securities.

          The Company will use its best efforts to file an initial Registration Statement with the SEC by December 31, 1998 and will use its best efforts to have such initial Registration Statement declared effective by the SEC by March 1, 1999. The Company will use its best efforts to have a second Registration Statement declared effective by the SEC by July 31, 1999 (but not prior to April 30, 1999). The Company will keep each such Registration Statement

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effective for a period of 30 consecutive days from the effective date of the respective Registration Statement, except as provided herein. The Company will use its best efforts to have a third Registration Statement, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement"), declared effective by the SEC by March 1, 2000. The Company will use its best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the Effectiveness Period. Each such Registration Statement shall register the resale from time to time by Holders thereof of all of the Registrable Securities. The Shelf Registration Statement shall be on a Form F-3, or other appropriate short-form registration statement allowing incorporation by reference and permitting registration of such Registrable Securities for resale by such Holders.

          (b) If a Registration Statement ceases to be effective for any reason as a result of the issuance of a stop order by the SEC, the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

          (c) The Company shall supplement and amend a Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement.

          (d) Each Holder of Registrable Securities agrees that if the Holder wishes to sell its Registrable Securities pursuant to a Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d). Each Holder of Registrable Securities agrees to give notice to the Company at least three New York Business Days (but no more than 30 New York Business Days) prior to any intended distribution of Registrable Securities under a Registration Statement, which notice shall specify the date on which such Holder intends to begin such distribution and such information with respect to such Holder and the intended distribution of Registrable Securities by such Holder as may be required to amend the Registration Statement or supplement the related Prospectus with respect to such intended distribution of Registrable Securities by such Holder. As soon as practicable after the date such notice is provided by or on behalf of a Holder, and in any event within two New York Business Days after such date, the Company shall either:

               (i) (A) If necessary, prepare and file with the SEC a post-effective amendment to a Registration Statement, a supplement to the related Prospectus, a supplement or amendment to any document incorporated therein by reference, or any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) provide the Holders copies of any documents filed pursuant to Section 2(d)(i)(A) hereof, or take any other actions reasonably necessary to register the sale of any Registrable Securities of such Holder and to identify such

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Holder as a selling securityholder; and (C) inform the Holders that the Company has complied with its obligations in Section 2(d)(i)(A) hereof (or, if the Company has filed a post-effective amendment to a Registration Statement which has not yet been declared effective, the Company will notify the Holders to that effect, it will use its reasonable best efforts to secure the effectiveness of such post-effective amendment and will immediately notify the Holders when such post-effective amendment has become effective);

               (ii) in the event (A) of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi) hereof or (B) that, in the good faith judgment of the Company, it is advisable to suspend the effectiveness of a Registration Statement or use of the Prospectus for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company in good faith believes public disclosure would be prejudicial to the Company (each such period, a "Suspension Period"), the Company shall deliver a certificate in writing, signed by an authorized executive officer of the Company, to the Holders, to the effect of the foregoing and, upon receipt of such certificate, each such Holder will cease use of a Prospectus until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 2(d)(i)(A) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus, if such copies are requested by Holders in writing. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as soon as reasonably practicable and, in the case of a pending development or event referred to in Section 2(d)(ii)(B) hereof, as soon as the earlier of (x) public disclosure of such pending material corporate development or similar material event or (y) such time as the Company determines not to proceed with the pending development or event and, therefore, no public disclosure is necessary.

          (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Shares are not listed on the NYSE by December 31, 1998, (ii) an initial Registration Statement has not been filed with the SEC by December 31, 1998, (iii) the initial Registration Statement has not been declared effective by the SEC by March 1, 1999 or is not kept effective for 30 consecutive days (except as described in Section 2(d)(ii) hereof), (iv) a second Registration Statement has not been declared effective by the SEC by July 31, 1999 (but not prior to April 30, 1999) or is not kept effective for 30 consecutive days (except as described in Section 2(d)(ii) hereof), (v) the Shelf Registration Statement has not been declared effective by the SEC by March 1, 2000 or (vi) the aggregate number of days in any Suspension Period exceeds 45 days, whether consecutive or not, in any three-month period or 90 days, whether consecutive or not, in any twelve-month period (each of the events of a type described in any of the foregoing clauses (i) through (vi) are individually referred to herein as an "Event," and each of the respective listed dates in the case of clause (i) through (v) and the date on which the duration of a Suspension Period exceeds the number of days permitted by Section 2(e)(vi) hereof, being referred to herein as an "Event Date"). Events shall be deemed to continue until the date of the termination of such Event, which shall be the following dates with respect to the

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respective types of Events: the date on which the Shares are listed on the NYSE in the case of an Event of the type described in clause (i), the date the initial Registration Statement is filed with the SEC in the case of an Event of the type described in clause (ii), the date each respective Registration Statement is declared effective by the SEC in the case of an Event of the types described in clause (iii), (iv) and (v) and termination of the Suspension Period which caused the aggregate number of days of suspension permitted by Section 2(e)(vi) hereof to be exceeded.

     Accordingly, upon the occurrence of any Event and until such time as there are no Events which have occurred and are continuing (a "Damages Accrual Period"), commencing on the date following an Event Date on which such Damages Accrual Period began, the Company agrees to pay, as liquidated damages, and not as a penalty, an additional amount of interest (the "Liquidated Damages"): (A) to each Holder in connection with an Event described in clauses (i) through (v) of the immediately preceding paragraph, accruing at a rate equal to one-quarter of one percent per annum (25 basis points) on the aggregate principal amount at maturity of Securities held by such Holder and (B) if the Damages Accrual Period arises in connection with an Event described in clause (vi) of the immediately preceding paragraph or arises in connection with an Event described in clauses
(i) through (v) of the immediately preceding paragraph and continues for a period in excess of 90 days from the Event Date, from and after the end of such 90-day period until such time as there are no Events which have occurred and are continuing in excess of 90 days from the respective Event Date, to each Holder, accruing at a rate equal to one-half of one percent per annum (50 basis points) on the aggregate principal amount at maturity of Securities held by such Holder. Liquidated Damages only affect the interest rate currently payable on the Securities and do not affect the rate at which additional interest accretes on the Securities from their offering price. Notwithstanding the foregoing, no Liquidated Damages shall accrue under clause (A) of the preceding sentence during any period for which Liquidated Damages accrue under clause (B) of the preceding sentence with respect to the same Event. Except as to an Event described in clause (i) of the immediately preceding paragraph which is continuing for a period in excess of 90 days for which Liquidated Damages shall accrue until the earlier of the listing of the Shares on the NYSE or the payment of the principal at maturity on the Securities or their earlier conversion or redemption, no Liquidated Damages shall accrue as to any Registrable Securities from and after the expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages with respect to any period shall not exceed the rate provided for in this paragraph (i.e., one-half of one percent per annum (50 basis points)) notwithstanding the occurrence of multiple concurrent Events.

     Liquidated Damages on the Securities will be paid by the Company to the Holders of such Securities on each Interest Payment Date (as defined in the Indenture) in the same manner as for interest on the Securities as set forth in
Section 307 of the Indenture. No payment shall be made for Liquidated Damages accrued through the applicable conversion date with respect to any Security or portion thereof converted into Shares prior to a Damages Payment Date as the delivery of the Shares into which the Security is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Security, accrued but unpaid interest and Liquidated Damages. The Trustee shall be entitled, on behalf of the Holders to seek any available remedy for the enforcement of this Agreement, including for the payment of such

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Liquidated Damages. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which Liquidated Damages are expressly provided shall be such Liquidated Damages. Nothing shall preclude a Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

     The parties hereto agree that the Liquidated Damages provided for in this
Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shares to be listed on the NYSE or the failure of a Registration Statement to be filed with the SEC, declared effective by the SEC, or available (absolutely or as a practical matter) for effecting resales of Registrable Securities, as the case may be, in accordance with the provisions hereof.

     3. Registration Procedures. In connection with the Company's registration obligations under Section 2 hereof, the Company shall as expeditiously as possible:

          (a) Prepare and file with the SEC the Registration Statement or Registration Statements on any appropriate form (except with respect to the Shelf Registration Statement) under the Securities Act available for the sale of the Registrable Securities by the Holders thereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing with the SEC any such Registration Statement or Prospectus or any amendment or supplement thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the Company shall furnish to the Initial Purchasers and the Holders (if requested by the Holders) copies of all such documents proposed to be filed, which documents will be subject to the review of the Initial Purchasers and any such Holders and the Company shall (i) use its reasonable best efforts to reflect in each such document, when so filed with the SEC, such comments as the Initial Purchasers and such Holders reasonably and in a timely fashion may propose and to which the Company does not reasonably object and (ii) not file any such document (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which the Initial Purchasers or the Holders of a majority of the Registrable Securities covered by such Registration Statement shall reasonably object in writing within two full New York Business Days. The Company shall take such action as may be necessary so that (i) any Registration Statement and any Prospectus or any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and (ii) any Registration Statement and any Prospectus and any amendment or supplement thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                       7

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          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

          (c) Notify the Holders and the Initial Purchasers promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus, any Prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective by the SEC, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose,
(iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the existence of any fact or happening of any event which makes any statement of a material fact in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made), and (vii) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

          (e) If reasonably requested by the Initial Purchasers or the Holders of a majority of the Registrable Securities being sold and reasonably agreed to by the Company, (i)

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promptly incorporate in a Prospectus supplement or post-effective amendment to a
Registration Statement such information as the Initial Purchasers or such Holders, in connection with any offering of Registrable Securities, agree should be included therein as required by applicable law, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
provided, that the Company shall not be required to take any actions under this
Section 3(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

          (f) Furnish to the Initial Purchasers and each Holder (if requested in writing), without charge, at least one conformed copy of each Registration Statement and any amendment thereto, including financial statements and schedules but excluding all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing by the Initial Purchasers and/or any Holder).

          (g) Deliver to each selling Holder and the Initial Purchasers in connection with any offering of Registrable Securities, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities and any amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Holders of Registrable Securities, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

          (h) Use its reasonable efforts if requested by a Holder to obtain "cold comfort" letters at the time of effectiveness of a Registration Statement from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in a Registration Statement), addressed (where reasonably possible) to each selling Holder of Registrable Securities registered thereunder (provided such Holder so requests and furnishes the accountants with such representations as the accountants customarily require in similar situations), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with a shelf registration statement.

          (i) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would

                                       9

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subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

          (j) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling Holder, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the selling Holder or Holders thereof, to consummate the disposition of such Registrable Securities.

          (k) During any period (other than during a Suspension Period), immediately upon the existence of any fact or the occurrence of any event as a result of which a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or a Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly prepare and file a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 6-K) that would be incorporated by reference into the Registration Statement so that the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, use its best efforts to cause it to become effective as soon as practicable.

          (l) Comply with all applicable rules and regulations of the SEC and make generally available earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (m) If certificates are to be delivered, cooperate with the selling Holders of Registrable Securities and, as applicable, the Trustee and the transfer agent for the Shares, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive securities legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request.

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          (n) The Company shall cause the Indenture to be qualified under the
Trust Indenture Act in a timely manner; and in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act.

          (o) Provide the transfer agent for the Securities and the Shares with certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company.

          (p) Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

          (q) The Company will use its reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by any Registration Statement contemplated hereby.

     4. Holder's Obligations. Each Holder agrees, by acquisition of the Securities and Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with the notice required pursuant to Section 2(d) hereof, such notice to include such other information regarding such Holder and the distribution of such Registrable Securities as may be required to be included in the Registration Statement or the Prospectus or as the Company may from time to time reasonably request. The Company may exclude from such registration the Registrable Securities of any Holder who does not furnish such information provided above for so long as such information is not so furnished. Each Holder of Registrable Securities as to which any Registration Statement is being effected agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Holder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

     5. Registration Expenses. All fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company whether or not any of the Registration Statements become effective.
Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal securities or Blue Sky laws

(including, without limitation, fees and disbursements in connection with Blue Sky qualifications of the Registrable Securities laws of such jurisdictions as the Holders of a majority of the Registrable Securities being sold may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) reasonable fees and disbursements of counsel for the Company in connection with each Registration Statement, (iv) fees and disbursements of all independent certified public accountants of the Company, (v) Securities Act liability insurance obtained by the Company in its sole discretion and (vi) listing of the Shares on the NYSE. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the provisions of this
Section 5, each seller of Registrable Securities shall pay all selling expenses (including all broker's commissions and discounts) and all registration expenses to the extent, but only to the extent, that the Company is prohibited by applicable Blue Sky laws from paying for or on behalf of such seller of Registrable Securities.

     6.   Indemnification.
          ---------------

          (a) Indemnification by the Company. The Company shall indemnify and hold harmless each Initial Purchaser, each Holder and each Person, if any, who controls any Holder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, employees and agents of each such Person, from and against all losses, claims, liabilities, damages and expenses, joint or several (including, without limitation, any legal or other costs or expenses reasonably incurred in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, liability, damage or expense (or actions in respect thereof) (collectively, "Losses"), to which such party or such controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arise out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each such indemnified party for each such Loss, except insofar as such Losses arise out of or are based upon the information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein; provided, that the Company shall not be liable to any Holder of Registrable Securities (or any Person controlling such Holder) to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A)(i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the Person asserting the claims from which such Losses arise and
(ii) the

Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B)(x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the Person asserting the claim from which such Losses arise.

          (b) Indemnification by Holder of Registrable Securities. Each Holder agrees severally and not jointly to indemnify and hold harmless the Company and each Person, if any, who controls the Company (within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act), and each Initial Purchaser and the Holders, and the directors, officers (including, without limitation, each director and officer of the Company who signs any Registration Statement), employees and agents of each such Person, from and against all Losses to which such party or such controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arise out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information relating to such Holder so furnished in writing by such Holder to the Company expressly for use in such Registration Statement or Prospectus, and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such Initial Purchaser, other Holder or director, officer or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, liability, damage or expense or any action in respect thereof. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either of the two immediately preceding paragraphs, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign a Registration Statement and each Person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred, it being understood, however, that in the case of paragraph (a) of this Section 6, the indemnifying party's obligation shall extend to liability for the fees and expenses of one separate firm (in addition to any one local counsel for the Initial Purchasers and their related indemnified parties and the Holders and their related indemnified parties to the extent any of the foregoing indemnified parties are parties to such action or actions. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. In the case of any such separate firm for the Company, and such directors, officers and control Persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d)  Contribution.  If the indemnification provided for in this
Section 6 is unavailable to an indemnified party under Section 6(a) or 6(b) hereof in respect of any Losses or is unavailable or insufficient, for any reason, to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders on the one hand or by the Company on the other hand, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate in the circumstances. The Holders' respective obligations to contribute hereunder are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint. For purposes of this Section 6(d), each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata or pro capita allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending against or appearing as a third-party witness in connection with any such Loss. Notwithstanding this Section 6(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The indemnity, contribution and expense reimbursement obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have hereunder, under the Purchase Agreement or otherwise. The provisions of this Section 6 shall survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any Holder or any termination of this Agreement.

     The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or the Company, its officers or directors or any Person controlling the Company and (iii) the sale of any Registrable Securities by any Holder. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     7.   Information Requirements.
          ------------------------

          (a) The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, it will, upon the request of any Holder of Registrable Securities, make available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. The Company further covenants that it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

          (b) The Company shall comply with all other requirements set forth in the instructions to Form F-3 in order to allow the Company to be eligible to file registration statements on Form F-3.

     8.   Miscellaneous.
          -------------

          (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including, without limitation, recovery of damages, will be entitled to specific performance of its rights under this Agreement, provided that the sole damages payable for a violation of the terms of this Agreement for which Liquidated Damages are expressly provided pursuant to Section 2(e) hereof shall be such Liquidated Damages. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) No Conflicting Agreements. The Company has not, as of the date hereof, and shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders; provided, that the provisions of this sentence may not be amended, qualified, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier or
(iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

               (x) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions of Section 8(e) hereof;

               (y)  if to the Company, to:

                    Security Capital U.S. Realty
                    69, route d'Esch
                    L-1470 Luxembourg
                    Attention:  Jeffrey A. Cozad
                    Telecopy No.:  44-171-839-1335

                    with a copy to:

                    Mayer, Brown & Platt
                    190 South LaSalle Street
                    Chicago, Illinois 60603
                    Attention:  Edward J. Schneidman
                    Telecopy No.:  312-701-7711

               and

               (z)  if to the Initial Purchasers to:

                    Goldman, Sachs & Co.
                    85 Broad Street
                    New York, New York 10004
                    Attention: Richard Lieb
                    Telecopy No.: 212-357-5505

                    with a copy to:

                    Hogan & Hartson L.L.P.
                    Columbia Square
                    555 Thirteenth Street, N.W.
                    Washington, D.C. 20004
                    Attention:  J. Warren Gorrell, Jr.
                    Telecopy No.:  202-637-5910

or to such other address as such Person may have furnished to the other Persons identified in this Section 8(d) in writing in accordance herewith.

          (e) Owner of Registrable Securities. The Company will maintain, or will cause its registrar and transfer agent to maintain, a register with respect to the Registrable Securities in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the Person in whose name Registrable Securities are registered in such register of the Company as the owner thereof for all purposes, including, without limitation, the giving of notices under this Agreement.

          (f) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, such percentage shall be calculated based on the total of (A) the number of Shares constituting Registrable Securities plus (B) the number of Shares obtainable at the time in question if all of the Securities constituting Registrable Securities then outstanding were converted, and Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (g) Successors and Assigns. Any Person who purchases any Registerable Securities from an Initial Purchaser shall be deemed, for purposes of this Agreement, to be an assignee of such Initial Purchaser. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Registrable Securities.

          (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

          (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES OF AMERICA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO ANY PROVISIONS OR PRINCIPLES OF CONFLICT OF LAWS.

          (k) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

          (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Securities and Shares of the Company into which Securities are convertible sold pursuant to the Purchase Agreement. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Shares of the Company into which the Securities are convertible. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

          (m) Inspection. For so long as any Registrable Securities shall remain outstanding, this Agreement and, for any purpose reasonably related to this Agreement, a complete list of the names and addresses of all of the Holders shall be available for inspection and copying on any business day by any Holder at the offices of the Company at the address thereof set forth in Section 8(d) hereof.

          (n) Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

          (o) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4, 5 or 6 hereof, the provisions of Section 8 and the obligations to make payments of and provide for Liquidated Damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with their terms.

          (p)  [INTENTIONALLY OMITTED]

          (q) Venue. Any legal suit, action or proceeding against the Company brought by any Holder arising out of or based upon this Agreement may be instituted in any State or Federal Court located in the Borough of Manhattan, City of New York. The Company waives, to the fullest extent it may effectively do so, any objection which it may or hereafter have to the laying of venue of any such proceeding and the Company submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement which may be instituted in any State of Federal Court located in the Borough of Manhattan, City of New York, by any Holder. The Company expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.


                            SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                              SECURITY CAPITAL U.S. REALTY


                              By:  /s/ Ariel Amir
                                   -------------------------------
                              Name:  Ariel Amir
                              Title: Vice President


Accepted as of the date first above written:


GOLDMAN, SACHS & CO.



By: /s/ Goldman, Sachs & Co.
    -------------------------

On behalf of each of the Initial Purchasers